The Board of Directors of
The Infinity Mutual Funds, Inc. -
ISG Funds:

In planning and performing our audits
 of the financial statements of The
Infinity Mutual Funds, Inc. - ISG Funds
 for the period ended December 31,
1998, we considered its internal control,
 including control activities for
safeguarding securities, in order to
determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
 of Form N-SAR, not to provide
assurance on internal control.
The management of The Infinity
Mutual Funds, Inc. - ISG Funds
is responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility, estimates
 and judgments by management are
required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for
external purposes that are fairly
presented in conformity with generally
 accepted accounting principles.
Those controls include the safeguarding
 of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal
 control to future periods is subject to
the risk that it may become inadequate
because of changes in conditions or
that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all matters
 in internal control that might be
material weaknesses under standards
 established by the American Institute
of Certified Public Accountants.  A
material weakness is a condition in which
 the design or operation of one or more
internal control components does not
reduce to a relatively low level the risk
 that misstatements caused by error or
fraud in amounts that would be material
in relation to the financial statements
being audited may occur and not be
detected within a timely period by
 employees in the normal course of
performing their assigned functions.
 However, we noted no matters involving
 internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.

This report is intended solely for the
 information and use of management, the
Board of Directors of The Infinity
Mutual Funds, Inc. - ISG Funds,
and the Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these specified parties.


	KPMG LLP


Columbus, Ohio
February 19, 1999